SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2003

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-15147 (Commission File Number)	34-1897652 (IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio (Address of Principal Executive Offices)	44333-3300 (Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On May 28, 2003, OMNOVA Solutions Inc. (the “Company”) announced that it had completed a $165 million Senior Secured Notes offering exempt from the registration requirements of the Securities Act of 1933. Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press release issued May 28, 2003 as Exhibit 99.1 hereto.

The Senior Secured Notes sold will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ KRISTINE C. SYRVALIN
Name:	Kristine C. Syrvalin
Title:	Secretary

Date: June 2, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 28, 2003